Exhibit 99.1

MACK-CALI REALTY CORPORATION

AMENDED AND RESTATED COMPENSATION COMMITTEE CHARTER

Status

The Compensation Committee (the “Committee”) is a committee of the Board of Directors of Mack-Cali Realty Corporation (the “Company”).

Purpose

The primary purposes of the Committee are (i) to assist the Board of Directors in discharging its responsibilities in respect of compensation of the Company’s Chief Executive Officer (CEO), (ii) to discuss with the CEO the compensation of other senior executives; (iii) to review and administer the Company’s compensation and benefit programs and (iv) to produce an annual report on executive compensation for inclusion in the Company’s annual proxy statement or annual report that complies with the rules and regulations of the Commission.

Membership

The Committee shall consist of three or more directors all of whom, in the judgment of the Board of Directors, shall be independent. The members of the Committee shall be considered independent if they meet the independence requirements under Section 303A.02 of the Listed Company Manual of the New York Stock Exchange (the “NYSE”), Section 10C(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”). In addition, a person may serve on the Committee only if the Board of Directors determines that he or she: (i) is a “Non-employee Director” for purposes of Rule 16b-3 under the Exchange Act; and (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Members of the Committee shall be appointed by the Board of Directors and may be removed by the Board in its discretion. The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate, provided any such subcommittee is composed entirely of independent directors as defined under the listing standards of the NYSE.

Meetings

The Committee shall meet as often as its members deem necessary to perform the Committee’s responsibilities, but shall not meet less than twice per year. The Committee may meet in person, telephonically, or by video conference (or similar technology) and at such times and places as the Committee shall determine. The Committee shall make regular reports to the Board regarding the activities of the Committee.

Duties and Responsibilities

1. General Authority. The Committee shall, at least annually, review the compensation philosophy of the Company. The Committee shall have the sole authority to determine and approve the form and amount of all compensation to be paid or awarded to (i) the CEO, and (ii) the Company’s other executive officers (collectively, the “Executives”).

2. Set Performance Goals and Evaluate Executives. The Committee shall annually review and approve the corporate goals and objectives relevant to each Executive’s compensation and shall evaluate each Executive’s performance in light of these goals and objectives. The Committee shall establish procedures to evaluate the performance of the CEO and perform such evaluation on an annual basis. The Committee shall review the procedures for evaluation of the other Executives and shall review the results of such evaluations on an annual basis.

3. Establish and Review Executive Compensation. Based on its evaluations, the Committee shall review and approve the following: (i) annual base salary paid to each Executive, (ii) the grant of all cash based bonuses or incentive payments and all equity-based compensation to each Executive, (iii) the entering into or amendment or extension of any employment contract or similar arrangement with any Executive, (iv) any Executive severance or change in control arrangement, (v) any supplemental or retirement benefits payable to each Executive, and (vi) any other Executive compensation matters as from time to time directed by the Board. In determining each Executive’s compensation, the Committee shall consider, among other things, the Company’s performance and relative shareholder return, the compensation of executive officers at companies that the Committee determines comparable based on factors it selects and the compensation paid to the Company’s Executive in prior years.

4. Role of the CEO. The Committee shall consider the recommendations of the CEO in determining the compensation of the Executives other than the CEO. The CEO may not be present during the voting for or deliberations about the CEO’s compensation but may be present for the voting or deliberations regarding the compensation of the other Executives.

5. Incentive Compensation Plans. The Committee shall approve, or make recommendations to the Board with respect to, the Company’s equity-based plans and any cash incentive plans in which directors or Executives are eligible to participate, discharge any responsibilities imposed on the Committee by any of these plans, oversee the activities of the individuals and committees responsible for administering these plans, and approve or recommend to the Board any material amendments to the plans for which shareholder approval is required.

6. Policies and Perquisites. The Committee shall establish and periodically review policies and programs concerning perquisite benefits, and non-cash or other benefits for the Executives.

7. Director Compensation. The Committee shall periodically review and make recommendations to the Board regarding the fees, equity awards and benefits payable to non-management directors of the Company for their service on the Board and on Committees of the Board.

8. Reports and Disclosure. The Committee shall review, and recommend to the Board inclusion of, the executive compensation disclosures made in the Company’s annual proxy statement or annual report on Form 10-K, including the Compensation Discussion & Analysis contained therein, and prepare the Compensation Committee report to be included in the annual proxy statement or annual report on Form 10-K.

9. Compensation Risk Assessment. The Committee shall annually review and discuss with management the Company’s compensation policies and practices as applied to employees generally to assess whether any risks arising from such policies and practices are reasonably likely to have a material adverse effect on the Company.

10. Stock Ownership Guidelines; Trading Policies. The Committee shall establish, or recommend to the Board, stock ownership guidelines for Executives and monitor compliance with such guidelines. The Committee shall establish, or recommend to the Board, policies with respect to “insider” trading, hedging and pledging of Company stock and periodically review compliance with such policies.

11. Shareholder Matters. The Committee shall advise the Board on management proposals to shareholders on executive compensation matters, including advisory votes on executive compensation and frequency of such votes, and proposals received from shareholders on executive compensation matters and the Committee shall oversee management’s engagement with shareholders and proxy advisory firms on executive compensation matters. The Committee shall review the results of such votes and consider any implications in connection with the Committee’s ongoing determinations and recommendations regarding the Company’s executive compensation policies and practice.

12. Annual Performance Review. The Committee shall at least annually review its own performance, including its compliance with this Charter, and provide the Board with a summary of its review any recommendations. The Committee shall conduct such evaluation and review in such manner as it deems appropriate. The Committee shall review this Charter at least annually and recommend to the Board any changes it determines are appropriate.

13. HR Matters. The Committee shall periodically review the succession and development plans for the executives and other key talent below the direct reports to the CEO and shall annually review the corporation’s talent, diversity and organizational plans.

14. Other Duties and Authority. The Committee shall perform any other activities required by applicable law, rules or regulations, including the rules of the Commission and any exchange or market on which the Company’s capital stock is traded, and perform other activities that are consistent with this Charter, the Company’s certificate of incorporation and bylaws, and governing laws, as the Committee or the Board deems necessary or appropriate. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

Performance Evaluation

The Committee shall conduct an annual performance evaluation of its own performance.

Committee Resources

The Committee shall have the sole authority to obtain advice and assistance from internal or external legal, accounting, financial or other advisors (each, an “Advisor”). Without limiting the foregoing, the Committee shall have the authority, to the extent it deems necessary or appropriate, to retain a compensation consultant to assist in the evaluation of director or CEO compensation, or to review with the CEO compensation of the other executive officers. The Committee shall have sole authority to retain and terminate any such consulting firm, including sole authority to approve the firm’s fees and other terms of retention. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any consulting firm or other advisors employed by the Committee.

In retaining or seeking advice from any Advisor, the Committee must take into consideration the following factors:

•	The provision of other services to the Company by the Advisor;

•	The amount of fees received from the Company by the Advisor as a percentage of the total revenue of the Advisor;

•	The policies and procedures of the Advisor that are designed to prevent conflicts of interest;

•	Any business or personal relationship of the Advisor with a member of the Committee;

•	Any securities of the Company owned by the Advisor; and

•	Any business or personal relationship of the Advisor with an executive officer of the Company.

The Committee may retain, or receive advice from, any Advisor it prefers, including ones that are not independent, after considering the specified factors. The Committee is not required to assess the independence of any Advisor that acts in a role limited to consulting on any broad-based plan that does not discriminate in scope, terms or operation in favor of executive officers or directors and that is generally available to all salaried employees or providing information that is not customized for a particular company or that is customized based on parameters that are not developed by the Advisor, and about which the Advisor does not provide advice.

The Committee shall evaluate whether any compensation consultant retained or to be retained by it has any conflict of interest in accordance with Item 407(e)(3)(iv) of Regulation S-K.

Committee Charter

The Committee shall review at least annually the adequacy of this Charter and recommend any changes to the Board for approval. This Charter shall be made available on the Company’s website.